Exhibit 99.1

2022–Q1

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

Corporate Office Properties Trust
Supplemental Information & Earnings Release - Unaudited
For the Three Months Ended 3/31/22

Overview:	Section I
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4

Financial Statements:	Section II
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10

Portfolio Information:	Section III
Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing	18
Lease Expiration Analysis	19
2022 Core Portfolio Quarterly Lease Expiration Analysis	21
Top 20 Tenants	22

Investing Activity:	Section IV
Property Dispositions	23
Summary of Development Projects	24
Development Placed in Service	25
Summary of Land Owned/Controlled	26

Capitalization:	Section V
Capitalization Overview	27
Summary of Outstanding Debt	28
Debt Analysis	30
Consolidated Real Estate Joint Ventures	31
Unconsolidated Real Estate Joint Ventures	32	Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

Reconciliations & Definitions	Section VI
Supplementary Reconciliations of Non-GAAP Measures	33
Definitions	37

Earnings Release:	i

Corporate Office Properties Trust
Summary Description
The Company
Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of March 31, 2022, we derived 90% of our core portfolio annualized rental revenue from Defense/IT Locations and 10% from Regional Office Properties. As of March 31, 2022, our core portfolio of 186 properties, including 19 owned through unconsolidated joint ventures, encompassed 21.8 million square feet and was 94.1% leased.

Management	Investor Relations
Stephen E. Budorick, President + CEO	Stephanie Krewson-Kelly, VP of IR
Todd Hartman, EVP + COO	443.285.5453 // stephanie.kelly@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager of IR
443.285.5452 // michelle.layne@copt.com

Corporate Credit Rating
Fitch: BBB- Stable // Moody’s: Baa3 Stable // S&P: BBB- Stable

Disclosure Statement
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Todd Thomas	917-368-2286	tthomas@key.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv (formerly Thomson’s First Call). Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended
SUMMARY OF RESULTS	Refer.	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Net income (loss)	6	$60,824	$14,965	$28,794	$43,898	$(6,079)
NOI from real estate operations	13	$87,188	$90,523	$90,460	$90,780	$89,107
Same Properties NOI	16	$80,350	$82,024	$84,595	$84,426	$82,164
Same Properties cash NOI	17	$79,567	$83,688	$83,927	$83,648	$78,650
Adjusted EBITDA	10	$82,238	$84,681	$83,991	$85,186	$83,338
Diluted AFFO avail. to common share and unit holders	9	$48,425	$32,823	$53,635	$54,781	$52,387
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275

Per share - diluted:
EPS	8	$0.52	$0.12	$0.24	$0.38	$(0.06)
FFO - Nareit	8	$0.58	$0.21	$0.56	$0.35	$0.27
FFO - as adjusted for comparability	8	$0.58	$0.58	$0.57	$0.58	$0.56

Numerators for diluted per share amounts:
Diluted EPS	6	$59,099	$13,546	$26,933	$42,256	$(6,839)
Diluted FFO available to common share and unit holders	7	$65,652	$24,344	$63,898	$40,212	$30,997
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$65,992	$65,458	$65,179	$65,605	$64,454

Payout ratios:
Diluted FFO	N/A	47.6%	128.0%	48.8%	77.5%	100.5%
Diluted FFO - as adjusted for comparability	N/A	47.4%	47.6%	47.8%	47.5%	48.3%
Diluted AFFO	N/A	64.5%	95.0%	58.1%	56.9%	59.5%

CAPITALIZATION
Total Market Capitalization	27	$5,437,327	$5,479,985	$5,251,729	$5,315,385	$5,226,694
Total Equity Market Capitalization	27	$3,255,815	$3,181,699	$3,069,056	$3,184,310	$2,995,090
Gross debt	28	$2,207,762	$2,324,536	$2,208,923	$2,157,325	$2,257,854
Net debt to adjusted book	30	39.7%	40.5%	39.4%	39.4%	40.8%
Adjusted EBITDA fixed charge coverage ratio	30	5.2x	4.9x	4.8x	4.9x	4.3x
Net debt to in-place adj. EBITDA ratio	30	6.6x	6.7x	6.3x	6.3x	6.6x
Pro forma net debt to in-place adjusted EBITDA ratio (1)	30	N/A	6.3x	N/A	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	30	6.1x	6.2x	5.9x	5.8x	6.3x
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	30	N/A	5.8x	N/A	N/A	N/A
(1)Includes, for the 12/31/21 period, adjustments associated with the sale on 1/25/22 of our wholesale data center and use of resulting proceeds to repay debt.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
# of Properties
Total Portfolio	188	186	186	184	182
Consolidated Portfolio	169	167	167	165	165
Core Portfolio	186	184	184	182	180
Same Properties	176	176	176	176	176

% Occupied
Total Portfolio	92.0%	92.4%	93.3%	93.2%	93.8%
Consolidated Portfolio	90.7%	91.1%	92.2%	92.0%	92.9%
Core Portfolio	92.2%	92.6%	93.5%	93.4%	94.0%
Same Properties	92.0%	92.6%	93.3%	93.3%	93.6%

% Leased
Total Portfolio	93.9%	94.2%	94.6%	94.1%	94.7%
Consolidated Portfolio	92.8%	93.2%	93.7%	93.0%	93.9%
Core Portfolio	94.1%	94.4%	94.8%	94.3%	94.9%
Same Properties	93.9%	94.4%	94.7%	94.2%	94.5%

Square Feet (in thousands)
Total Portfolio	22,006	21,710	21,660	21,198	21,006
Consolidated Portfolio	18,824	18,529	18,479	18,016	18,257
Core Portfolio	21,849	21,553	21,503	21,041	20,849
Same Properties	20,333	20,333	20,333	20,333	20,333

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 32).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Assets
Properties, net:
Operating properties, net	$3,167,851	$3,090,510	$3,034,365	$2,904,129	$2,908,986
Development and redevelopment in progress, including land (1)	194,412	196,701	151,396	201,421	187,290
Land held (1)	218,018	245,733	227,887	230,114	285,266
Total properties, net	3,580,281	3,532,944	3,413,648	3,335,664	3,381,542
Property - operating right-of-use assets	38,566	38,361	38,854	39,333	39,810
Property - finance right-of-use assets	2,230	2,238	40,077	40,082	40,091
Assets held for sale, net	—	192,699	197,285	196,210	199,028
Cash and cash equivalents	19,347	13,262	14,570	17,182	36,139
Investment in unconsolidated real estate joint ventures	39,440	39,889	40,304	40,586	28,934
Accounts receivable, net	42,596	40,752	33,110	39,951	44,916
Deferred rent receivable	114,952	108,926	102,479	99,006	97,222
Intangible assets on property acquisitions, net	13,410	14,567	15,711	16,877	18,048
Lease incentives, net	52,089	51,486	40,150	37,665	35,100
Deferred leasing costs, net	65,660	65,850	61,939	61,911	56,107
Investing receivables, net	82,417	82,226	75,947	73,073	71,831
Prepaid expenses and other assets, net	81,038	79,252	77,064	54,492	64,180
Total assets	$4,132,026	$4,262,452	$4,151,138	$4,052,032	$4,112,948
Liabilities and equity
Liabilities:
Debt	$2,156,784	$2,272,304	$2,159,732	$2,109,640	$2,207,903
Accounts payable and accrued expenses	144,974	186,202	176,636	127,027	96,465
Rents received in advance and security deposits	29,082	32,262	32,092	30,893	30,922
Dividends and distributions payable	31,402	31,299	31,306	31,302	31,305
Deferred revenue associated with operating leases	8,241	9,341	8,704	9,564	10,221
Property - operating lease liabilities	29,729	29,342	29,630	29,909	30,176
Interest rate derivatives	665	3,644	5,562	6,646	7,640
Other liabilities	13,793	14,085	10,691	9,699	15,599
Total liabilities	2,414,670	2,578,479	2,454,353	2,354,680	2,430,231
Redeemable noncontrolling interests	26,820	26,898	26,006	26,040	25,925
Equity:
COPT’s shareholders’ equity:
Common shares	1,124	1,123	1,123	1,123	1,123
Additional paid-in capital	2,479,119	2,481,539	2,480,412	2,478,416	2,476,807
Cumulative distributions in excess of net income	(828,473)	(856,863)	(839,676)	(835,894)	(847,407)
Accumulated other comprehensive loss	164	(3,059)	(5,347)	(6,415)	(7,391)
Total COPT’s shareholders’ equity	1,651,934	1,622,740	1,636,512	1,637,230	1,623,132
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	25,285	21,363	21,568	21,604	21,345
Other consolidated entities	13,317	12,972	12,699	12,478	12,315
Total noncontrolling interests in subsidiaries	38,602	34,335	34,267	34,082	33,660
Total equity	1,690,536	1,657,075	1,670,779	1,671,312	1,656,792
Total liabilities, redeemable noncontrolling interests and equity	$4,132,026	$4,262,452	$4,151,138	$4,052,032	$4,112,948
(1)Refer to pages 24 and 26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Revenues
Lease revenue	$141,389	$141,892	$138,032	$136,454	$137,290
Other property revenue	891	756	841	765	540
Construction contract and other service revenues	53,200	43,284	28,046	19,988	16,558
Total revenues	195,480	185,932	166,919	157,207	154,388
Operating expenses
Property operating expenses	57,181	56,459	52,728	50,914	53,276
Depreciation and amortization associated with real estate operations	34,264	34,504	33,807	34,732	34,500
Construction contract and other service expenses	51,650	42,089	27,089	19,082	15,793
General and administrative expenses	6,670	6,589	7,269	7,293	6,062
Leasing expenses	1,874	2,568	2,073	1,929	2,344
Business development expenses and land carry costs	783	1,088	1,093	1,372	1,094
Total operating expenses	152,422	143,297	124,059	115,322	113,069
Interest expense	(14,424)	(16,217)	(15,720)	(15,942)	(17,519)
Interest and other income	1,893	1,968	1,818	2,228	1,865
Credit loss recoveries (expense)	316	88	326	(193)	907
Gain on sales of real estate	15	25,879	(32)	40,233	(490)
Loss on early extinguishment of debt	(342)	(41,073)	(1,159)	(25,228)	(33,166)
Income (loss) from continuing operations before equity in income of unconsolidated entities and income taxes	30,516	13,280	28,093	42,983	(7,084)
Equity in income of unconsolidated entities	888	314	297	260	222
Income tax expense	(153)	(42)	(47)	(24)	(32)
Income (loss) from continuing operations	31,251	13,552	28,343	43,219	(6,894)
Discontinued operations	29,573	1,413	451	679	815
Net income (loss)	60,824	14,965	28,794	43,898	(6,079)
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(856)	(181)	(357)	(559)	85
Other consolidated entities	(649)	(1,076)	(1,336)	(938)	(675)
Net income (loss) attributable to COPT common shareholders	$59,319	$13,708	$27,101	$42,401	$(6,669)
Amount allocable to share-based compensation awards	(181)	(116)	(79)	(125)	(170)
Redeemable noncontrolling interests	(39)	(46)	(89)	(20)	—
Numerator for diluted EPS	$59,099	$13,546	$26,933	$42,256	$(6,839)

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Net income (loss)	$60,824	$14,965	$28,794	$43,898	$(6,079)
Real estate-related depreciation and amortization	34,264	36,346	36,611	37,555	37,321
Gain on sales of real estate	(28,579)	(25,879)	32	(40,233)	490
Depreciation and amortization on unconsolidated real estate JVs (1)	526	526	525	476	454
FFO - per Nareit (2)(3)	67,035	25,958	65,962	41,696	32,186
FFO allocable to other noncontrolling interests (4)	(1,042)	(1,458)	(1,696)	(1,302)	(1,027)
Basic FFO allocable to share-based compensation awards	(362)	(149)	(313)	(193)	(162)
Basic FFO available to common share and common unit holders (3)	65,631	24,351	63,953	40,201	30,997
Redeemable noncontrolling interests	(6)	(13)	(68)	11	—
Diluted FFO adjustments allocable to share-based compensation awards	27	6	13	—	—
Diluted FFO available to common share and common unit holders - per Nareit (3)	65,652	24,344	63,898	40,212	30,997
Loss on early extinguishment of debt	342	41,073	1,159	25,228	33,166
Loss on interest rate derivatives included in interest expense	—	221	—	—	—
Demolition costs on redevelopment and nonrecurring improvements	—	(8)	129	302	—
Diluted FFO comparability adjustments for redeemable noncontrolling interests	—	—	—	—	458
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	(172)	(7)	(137)	(167)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$65,992	$65,458	$65,179	$65,605	$64,454

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 32.
(2)See reconciliation on page 33 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 31.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
EPS Denominator:
Weighted average common shares - basic	112,020	111,990	111,985	111,974	111,888
Dilutive effect of share-based compensation awards	426	386	375	297	—
Dilutive effect of redeemable noncontrolling interests	132	124	138	133	—
Weighted average common shares - diluted	112,578	112,500	112,498	112,404	111,888
Diluted EPS	$0.52	$0.12	$0.24	$0.38	$(0.06)

Weighted Average Shares for period ended:
Common shares	112,020	111,990	111,985	111,974	111,888
Dilutive effect of share-based compensation awards	426	386	375	297	261
Common units	1,384	1,259	1,262	1,262	1,246
Redeemable noncontrolling interests	132	124	138	133	—
Denominator for diluted FFO per share	113,962	113,759	113,760	113,666	113,395
Redeemable noncontrolling interests	—	—	—	—	940
Denominator for diluted FFO per share, as adjusted for comparability	113,962	113,759	113,760	113,666	114,335
Weighted average common units	(1,384)	(1,259)	(1,262)	(1,262)	(1,246)
Redeemable noncontrolling interests	—	—	—	—	(940)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	—	(261)
Denominator for diluted EPS	112,578	112,500	112,498	112,404	111,888
Diluted FFO per share - Nareit	$0.58	$0.21	$0.56	$0.35	$0.27
Diluted FFO per share - as adjusted for comparability	$0.58	$0.58	$0.57	$0.58	$0.56

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$65,992	$65,458	$65,179	$65,605	$64,454
Straight line rent adjustments and lease incentive amortization	(3,189)	(3,835)	(1,806)	(1,288)	(3,357)
Amortization of intangibles and other assets included in NOI	(372)	40	41	41	40
Share-based compensation, net of amounts capitalized	2,111	2,018	2,048	2,009	1,904
Amortization of deferred financing costs	597	640	736	811	793
Amortization of net debt discounts, net of amounts capitalized	605	615	567	520	542
Replacement capital expenditures (1)	(17,358)	(32,317)	(13,331)	(13,095)	(12,230)
Other	39	204	201	178	241
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$48,425	$32,823	$53,635	$54,781	$52,387

Replacement capital expenditures (1)
Tenant improvements and incentives	$10,010	$19,724	$8,654	$8,303	$7,139
Building improvements	6,832	17,778	7,793	6,771	3,628
Leasing costs	2,270	5,863	2,939	2,805	1,129
Net additions to (exclusions from) tenant improvements and incentives	1,808	(5,093)	(1,523)	(988)	2,900
Excluded building improvements and leasing costs	(3,562)	(5,955)	(4,532)	(3,796)	(2,566)
Replacement capital expenditures	$17,358	$32,317	$13,331	$13,095	$12,230

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Net income (loss)	$60,824	$14,965	$28,794	$43,898	$(6,079)
Interest expense	14,424	16,217	15,720	15,942	17,519
Income tax expense	153	42	47	24	32
Real estate-related depreciation and amortization	34,264	36,346	36,611	37,555	37,321
Other depreciation and amortization	607	622	589	1,045	555
Gain on sales of real estate	(28,579)	(25,879)	32	(40,233)	490
Adjustments from unconsolidated real estate JVs	758	763	763	711	693
EBITDAre	82,451	43,076	82,556	58,942	50,531
Loss on early extinguishment of debt	342	41,073	1,159	25,228	33,166
Net gain on other investments	(565)	—	—	(63)	—
Credit loss (recoveries) expense	(316)	(88)	(326)	193	(907)
Business development expenses	326	628	473	584	548
Demolition costs on redevelopment and nonrecurring improvements	—	(8)	129	302	—
Adjusted EBITDA	82,238	84,681	83,991	85,186	83,338
Pro forma NOI adjustment for property changes within period	579	—	3,240	(379)	166
Change in collectability of deferred rental revenue	—	—	—	—	124
Other	—	1,578	—	—	—
In-place adjusted EBITDA	82,817	86,259	87,231	84,807	83,628
Pro forma NOI adjustment for sale of Wholesale Data Center	N/A	(3,074)	N/A	N/A	N/A
Pro forma in-place adjusted EBITDA	$82,817	$83,185	$87,231	$84,807	$83,628

Corporate Office Properties Trust
Properties by Segment (1) - 3/31/22
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	32	3,926	93.6%	93.8%
Howard County	35	2,862	85.3%	94.0%
Other	23	1,725	90.6%	92.6%
Total Fort Meade/BW Corridor	90	8,513	90.2%	93.6%
Northern Virginia (“NoVA”) Defense/IT (2)	16	2,501	88.6%	91.0%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	22	1,260	92.9%	93.6%
Redstone Arsenal (Huntsville, Alabama)	17	1,532	91.3%	92.6%
Data Center Shells:
Consolidated Properties	8	1,822	100.0%	100.0%
Unconsolidated JV Properties (3)	19	3,182	100.0%	100.0%
Total Defense/IT Locations	180	19,870	93.3%	95.2%
Regional Office (2)	6	1,979	81.8%	83.1%
Core Portfolio	186	21,849	92.2%	94.1%
Other Properties	2	157	66.2%	66.2%
Total Portfolio	188	22,006	92.0%	93.9%
Consolidated Portfolio	169	18,824	90.7%	92.8%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)Reflects our reclassification in the quarter ended 3/31/22 of two properties to our NoVA Defense/IT sub-segment from our Regional Office segment.
(3)See page 32 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 3/31/22
(dollars and square feet in thousands)

	As of Period End						NOI from Real Estate Operations
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)
Property Grouping							Three Months Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	157	17,426	91.0%	93.2%	$525,956	91.4%	$79,119
Unconsolidated real estate JV	17	2,750	100.0%	100.0%	4,002	0.7%	926
Total Same Properties in Core Portfolio	174	20,176	92.2%	94.1%	529,958	92.1%	80,045
Properties Placed in Service (4)	10	1,241	89.1%	91.8%	39,742	6.9%	5,462
Other unconsolidated JV properties (5)	2	432	100.0%	100.0%	647	0.1%	156
Total Core Portfolio	186	21,849	92.2%	94.1%	570,347	99.1%	85,663
Wholesale Data Center (6)	N/A	N/A	N/A	N/A	N/A	N/A	955
Other	2	157	66.2%	66.2%	5,190	0.9%	570
Total Portfolio	188	22,006	92.0%	93.9%	$575,537	100.0%	$87,188
Consolidated Portfolio	169	18,824	90.7%	92.8%	$570,888	99.2%	$86,108

	As of Period End						NOI from Real Estate Operations
	# of Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)
Property Grouping							Three Months Ended
Core Portfolio:
Defense/IT Locations:
Consolidated properties	161	16,688	92.0%	94.3%	$507,509	89.0%	$77,431
Unconsolidated real estate JVs	19	3,182	100.0%	100.0%	4,649	0.8%	1,080
Total Defense/IT Locations	180	19,870	93.3%	95.2%	512,158	89.8%	78,511
Regional Office	6	1,979	81.8%	83.1%	58,189	10.2%	7,152
Total Core Portfolio	186	21,849	92.2%	94.1%	$570,347	100.0%	$85,663

(1)Percentages calculated based on operational square feet.
(2)With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue (“ARR”) allocable to COPT’s ownership interest.
(3)Includes properties stably owned and 100% operational since at least 1/1/21.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/21.
(5)Includes two data center shell properties in which we sold ownership interests and retained 10% interests through an unconsolidated real estate JV in 2021.
(6)We sold our Wholesale Data Center on 1/25/22.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$67,214	$64,805	$66,029	$64,840	$66,446
NoVA Defense/IT (1)	18,576	17,965	16,077	15,626	16,185
Lackland Air Force Base	14,713	16,994	14,519	13,688	12,555
Navy Support	8,169	8,356	8,558	8,445	8,398
Redstone Arsenal	9,195	9,555	9,144	8,775	8,253
Data Center Shells-Consolidated	7,505	7,812	6,913	8,070	8,787
Total Defense/IT Locations	125,372	125,487	121,240	119,444	120,624
Regional Office (1)	15,082	15,410	16,024	15,970	15,703
Wholesale Data Center	1,980	8,235	7,717	7,204	7,334
Other	1,826	1,751	1,609	1,805	1,503
Consolidated real estate revenues	$144,260	$150,883	$146,590	$144,423	$145,164

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,430	$41,625	$43,073	$43,126	$41,775
NoVA Defense/IT (1)	11,707	11,763	9,747	9,709	9,849
Lackland Air Force Base	7,641	7,774	7,584	6,182	5,681
Navy Support	4,698	4,853	5,104	5,218	4,965
Redstone Arsenal	5,460	6,462	6,141	5,807	5,699
Data Center Shells:
Consolidated properties	6,495	6,242	6,256	7,293	7,705
COPT’s share of unconsolidated real estate JVs	1,080	1,079	1,060	973	917
Total Defense/IT Locations	78,511	79,798	78,965	78,308	76,591
Regional Office (1)	7,152	7,066	7,979	8,507	8,499
Wholesale Data Center	955	3,074	3,105	3,376	3,511
Other	570	585	411	589	506
NOI from real estate operations	$87,188	$90,523	$90,460	$90,780	$89,107

(1)Includes our retrospective reclassification in the quarter ended 3/31/22 of two properties to our NoVA Defense/IT sub-segment from our Regional Office segment.

Corporate Office Properties Trust
Cash NOI by Segment
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,271	$42,666	$42,301	$42,514	$39,666
NoVA Defense/IT	10,150	10,187	10,088	10,205	9,786
Lackland Air Force Base	7,711	7,793	6,637	6,122	5,999
Navy Support	4,846	4,981	5,381	5,394	4,965
Redstone Arsenal	4,593	5,162	5,262	4,890	4,706
Data Center Shells:
Consolidated properties	5,468	5,430	5,426	6,261	6,505
COPT’s share of unconsolidated real estate JVs	982	975	951	871	816
Total Defense/IT Locations	75,021	77,194	76,046	76,257	72,443
Regional Office	5,157	6,167	6,675	7,079	6,884
Wholesale Data Center	964	3,122	3,138	3,403	3,545
Other	599	658	447	659	578
Cash NOI from real estate operations	81,741	87,141	86,306	87,398	83,450
Straight line rent adjustments and lease incentive amortization	2,921	2,521	2,148	1,692	4,006
Amortization of acquired above- and below-market rents	519	100	99	98	99
Amortization of intangibles and other assets to property operating expenses	(146)	(139)	(140)	(139)	(139)
Lease termination fees, net	221	(893)	853	1,094	1,362
Tenant funded landlord assets and lease incentives	1,834	1,689	1,085	535	228
Cash NOI adjustments in unconsolidated real estate JVs	98	104	109	102	101
NOI from real estate operations	$87,188	$90,523	$90,460	$90,780	$89,107

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended
			3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,305	89.9%	90.3%	89.7%	90.5%	90.3%
NoVA Defense/IT	15	2,153	86.8%	86.5%	85.7%	87.2%	87.6%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	92.9%	95.1%	96.7%	96.9%	96.8%
Redstone Arsenal	14	1,424	91.0%	96.4%	99.5%	99.6%	99.6%
Data Center Shells:
Consolidated properties	7	1,557	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	169	18,384	92.7%	93.4%	93.4%	93.9%	93.9%
Regional Office	5	1,792	84.0%	92.4%	92.7%	93.0%	92.5%
Core Portfolio Same Properties	174	20,176	91.9%	93.3%	93.3%	93.9%	93.8%
Other Same Properties	2	157	66.2%	66.2%	66.2%	67.0%	68.4%
Total Same Properties	176	20,333	91.7%	93.1%	93.1%	93.7%	93.6%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	88	8,305	90.5%	90.3%	90.2%	89.9%	90.3%
NoVA Defense/IT	15	2,153	86.8%	86.4%	85.5%	86.5%	87.4%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,242	92.8%	93.9%	96.5%	96.9%	96.9%
Redstone Arsenal	14	1,424	91.7%	90.7%	99.3%	99.6%	99.6%
Data Center Shells:
Consolidated properties	7	1,557	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	17	2,750	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	169	18,384	93.0%	92.9%	93.6%	93.6%	93.9%
Regional Office	5	1,792	84.0%	92.0%	92.7%	93.1%	93.1%
Core Portfolio Same Properties	174	20,176	92.2%	92.8%	93.5%	93.5%	93.8%
Other Same Properties	2	157	66.2%	66.2%	66.2%	66.2%	68.4%
Total Same Properties	176	20,333	92.0%	92.6%	93.3%	93.3%	93.6%

(1)Includes properties stably owned and 100% operational since at least 1/1/21.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$65,571	$63,196	$65,382	$64,397	$66,003
NoVA Defense/IT	16,481	15,870	16,052	15,627	16,101
Lackland Air Force Base	13,626	15,951	13,551	13,420	12,555
Navy Support	8,155	8,356	8,558	8,445	8,398
Redstone Arsenal	8,574	8,967	8,600	8,323	8,053
Data Center Shells-Consolidated	7,249	7,813	6,915	6,905	7,106
Total Defense/IT Locations	119,656	120,153	119,058	117,117	118,216
Regional Office	13,270	13,681	14,335	14,291	14,021
Other Properties	659	666	665	652	665
Same Properties real estate revenues	$133,585	$134,500	$134,058	$132,060	$132,902

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,048	$40,161	$42,550	$42,828	$41,444
NoVA Defense/IT	9,972	10,078	9,725	9,708	9,764
Lackland Air Force Base	6,610	6,769	6,653	5,924	5,682
Navy Support	4,684	4,853	5,104	5,218	4,965
Redstone Arsenal	5,106	6,119	5,755	5,495	5,565
Data Center Shells:
Consolidated properties	6,240	6,245	6,256	6,263	6,322
COPT’s share of unconsolidated real estate JV	926	923	924	923	917
Total Defense/IT Locations	73,586	75,148	76,967	76,359	74,659
Regional Office	6,459	6,529	7,303	7,686	7,201
Other Properties	305	347	325	381	304
Same Properties NOI	$80,350	$82,024	$84,595	$84,426	$82,164

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,157	$41,943	$42,188	$42,422	$39,564
NoVA Defense/IT	10,511	10,596	10,090	10,205	9,701
Lackland Air Force Base	6,765	6,870	6,664	6,133	5,999
Navy Support	4,833	4,982	5,381	5,394	4,965
Redstone Arsenal	4,587	5,381	5,367	5,018	4,768
Data Center Shells:
Consolidated properties	5,469	5,433	5,426	5,323	5,249
COPT’s share of unconsolidated real estate JV	843	837	832	826	816
Total Defense/IT Locations	73,165	76,042	75,948	75,321	71,062
Regional Office	6,140	7,286	7,679	7,935	7,269
Other Properties	262	360	300	392	319
Same Properties cash NOI	79,567	83,688	83,927	83,648	78,650
Straight line rent adjustments and lease incentive amortization	(1,503)	(2,607)	(1,432)	(1,045)	1,724
Amortization of acquired above- and below-market rents	519	100	99	98	99
Lease termination fees, net	221	(893)	853	1,094	1,362
Tenant funded landlord assets and lease incentives	1,463	1,649	1,057	535	228
Cash NOI adjustments in unconsolidated real estate JV	83	87	91	96	101
Same Properties NOI	$80,350	$82,024	$84,595	$84,426	$82,164
Percentage change in total Same Properties cash NOI (1)	1.2%
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	3.0%

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing (1)(2)
Quarter Ended 3/31/22
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	328	—	95	23	—	447	—	2	448
Expiring Square Feet	417	2	105	33	—	557	141	2	700
Vacating Square Feet	88	2	10	11	—	111	141	—	252
Retention Rate (% based upon square feet)	78.8%	—%	90.9%	68.5%	—%	80.2%	—%	100.0%	64.0%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$1.63	$—	$2.57	$6.24	$—	$2.07	$—	$0.82	$2.07
Weighted Average Lease Term in Years	3.5	—	2.5	3.1	—	3.3	—	3.0	3.3
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$32.16	$—	$25.61	$27.57	$—	$30.52	$—	$27.44	$30.51
Expiring Straight-line Rent	$33.12	$—	$25.20	$26.55	$—	$31.09	$—	$29.83	$31.09
Change in Straight-line Rent	(2.9)%	—%	1.6%	3.8%	—%	(1.8)%	—%	(8.0)%	(1.9)%
Cash Rent Per Square Foot
Renewal Cash Rent	$32.81	$—	$26.30	$27.41	$—	$31.14	$—	$26.50	$31.13
Expiring Cash Rent	$35.24	$—	$26.56	$27.77	$—	$33.01	$—	$29.83	$33.00
Change in Cash Rent	(6.9)%	—%	(1.0)%	(1.3)%	—%	(5.7)%	—%	(11.2)%	(5.7)%
Average Escalations Per Year	2.6%	—%	2.6%	2.6%	—%	2.6%	—%	3.5%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	—	265	265	—	—	265
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$—	$—	$—	$—	$—	$—
Weighted Average Lease Term in Years	—	—	—	—	15.0	15.0	—	—	15.0
Straight-line Rent Per Square Foot	$—	$—	$—	$—	$29.01	$29.01	$—	$—	$29.01
Cash Rent Per Square Foot	$—	$—	$—	$—	$25.49	$25.49	$—	$—	$25.49
Vacant Space
Leased Square Feet	94	40	9	9	—	151	6	—	157
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$10.31	$12.61	$8.41	$4.39	$—	$10.46	$7.03	$—	$10.32
Weighted Average Lease Term in Years	6.7	5.8	5.9	7.7	—	6.4	5.4	—	6.4
Straight-line Rent Per Square Foot	$29.00	$33.16	$44.39	$20.93	$—	$30.49	$44.55	$—	$31.04
Cash Rent Per Square Foot	$27.15	$32.00	$44.30	$21.42	$—	$29.05	$50.55	$—	$29.90
Total Square Feet Leased	423	40	104	32	265	863	6	2	871
Average Escalations Per Year	2.7%	2.5%	2.6%	2.6%	2.0%	2.2%	3.0%	3.5%	2.3%
Average Escalations Excl. Data Center Shells									2.7%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Lease Expiration Analysis as of 3/31/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	673	$24,799	4.3%	$36.86
NoVA Defense/IT	53	1,689	0.3%	31.81
Navy Support	92	3,024	0.5%	32.98
Redstone Arsenal	98	2,381	0.4%	21.48
Regional Office	126	4,405	0.8%	34.74
2022	1,042	36,299	6.4%	34.40
Ft Meade/BW Corridor	1,235	45,805	8.0%	37.05
NoVA Defense/IT	160	5,094	0.9%	31.74
Navy Support	321	8,131	1.4%	25.35
Redstone Arsenal	211	4,918	0.9%	23.26
Regional Office	142	3,274	0.6%	22.99
2023	2,069	67,222	11.8%	32.45
Ft Meade/BW Corridor	1,166	43,116	7.6%	36.94
NoVA Defense/IT	487	17,486	3.1%	35.88
Navy Support	318	8,014	1.4%	25.18
Redstone Arsenal	43	1,066	0.2%	25.01
Data Center Shells-Unconsolidated JV Properties	546	679	0.1%	12.44
Regional Office	72	2,193	0.4%	30.10
2024	2,632	72,554	12.7%	33.86
Ft Meade/BW Corridor	1,826	64,111	11.2%	35.05
NoVA Defense/IT	296	12,222	2.1%	41.29
Lackland Air Force Base	703	39,605	6.9%	56.36
Navy Support	128	3,173	0.6%	24.84
Redstone Arsenal	264	5,825	1.0%	21.99
Data Center Shells-Unconsolidated JV Properties	121	162	—%	13.38
Regional Office	95	3,699	0.6%	39.03
2025	3,433	128,796	22.6%	38.72
Ft Meade/BW Corridor	687	26,946	4.7%	39.22
NoVA Defense/IT	38	1,136	0.2%	30.29
Lackland Air Force Base	250	12,345	2.2%	49.38
Navy Support	108	3,477	0.6%	32.26
Redstone Arsenal	18	432	0.1%	24.62
Data Center Shells-Unconsolidated JV Properties	446	756	0.1%	16.96
Regional Office	231	7,841	1.4%	33.93
2026	1,778	52,933	9.3%	38.48
Thereafter
Consolidated Properties	7,127	209,491	36.8%	28.64
Unconsolidated JV Properties	2,069	3,052	0.5%	14.75
Core Portfolio	20,150	$570,347	100.0%	$32.64

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	20,150	$570,347	99.1%	$32.64
Other	104	5,190	0.9%	23.80
Total Portfolio	20,254	$575,537	100.0%	$32.59
Consolidated Portfolio	17,072	$570,888
Unconsolidated JV Properties	3,182	$4,649

Note: As of 3/31/22, the weighted average lease term was 5.5 years for the core and total portfolio and 5.4 years for the consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/22 of 407,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2022 Core Portfolio Quarterly Lease Expiration Analysis as of 3/31/22 (1)
(dollars and square feet in thousands, except per square foot amounts)

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	160	$5,312	0.9%	$33.24
NoVA Defense/IT	31	991	0.2%	32.35
Navy Support	42	1,429	0.3%	34.18
Redstone Arsenal	58	1,360	0.2%	23.28
Regional Office	34	1,319	0.2%	38.82
Q2 2022	325	10,411	1.8%	32.07
Ft Meade/BW Corridor	224	8,333	1.5%	37.07
NoVA Defense/IT	2	18	—%	9.82
Navy Support	21	842	0.1%	40.32
Regional Office	17	585	0.1%	32.95
Q3 2022	264	9,778	1.7%	36.87
Ft Meade/BW Corridor	288	11,153	2.0%	38.70
NoVA Defense/IT	21	680	0.1%	32.97
Navy Support	29	754	0.1%	25.97
Redstone Arsenal	40	1,022	0.2%	25.68
Regional Office	75	2,501	0.4%	33.31
Q4 2022	453	16,110	2.8%	34.62

	1,042	$36,299	6.4%	$34.40

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 3/31/22.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 3/31/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Tenants as of 3/31/22 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet	Weighted Average Remaining Lease Term (3)
United States Government	(4)	$212,719	37.0%	5,127	4.3
Fortune 100 Company		47,189	8.2%	5,248	8.7
General Dynamics Corporation		30,743	5.3%	752	3.0
The Boeing Company		15,341	2.7%	500	2.0
CACI International Inc		14,008	2.4%	354	3.0
Peraton Corp.		12,690	2.2%	349	6.0
Booz Allen Hamilton, Inc.		10,943	1.9%	293	3.3
CareFirst Inc.		10,314	1.8%	312	10.0
Northrop Grumman Corporation		8,214	1.4%	284	2.8
Raytheon Technologies Corporation		6,701	1.2%	186	2.1
Wells Fargo & Company		6,652	1.2%	159	6.5
Yulista Holding, LLC		6,633	1.2%	368	7.7
AT&T Corporation		6,335	1.1%	321	7.5
Miles and Stockbridge, PC		6,313	1.1%	160	5.5
Morrison & Foerster, LLP		6,058	1.1%	102	15.0
Mantech International Corp.		6,053	1.1%	195	2.8
Jacobs Engineering Group Inc.		5,867	1.0%	177	6.8
The MITRE Corporation		5,005	0.9%	152	4.2
University System of Maryland		4,751	0.8%	146	5.7
Fortune 100 Company		4,622	0.8%	—	N/A
Subtotal Top 20 Tenants		427,151	74.4%	15,185	6.0
All remaining tenants		148,386	25.6%	5,069	3.8
Total / Weighted Average		$575,537	100.0%	20,254	5.5

(1)For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $4.6 million (see page 32 for additional information).
(2)Total ARR is the monthly contractual base rent as of 3/31/22 (ignoring free rent then in effect and rent associated with tenant funded landlord assets), multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP. The weighting of the lease term was computed based on occupied square feet (excluding leases not associated with square feet, such as ground leases).
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 3/31/22, $5.4 million of our ARR was through the General Services Administration (GSA), representing 2.5% of our ARR from the United States Government and 0.9% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars in thousands)

Property	Property Segment	Location	# of Properties	Operational Megawatts	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
9651 Hornbaker Road (DC-6)	Wholesale Data Center	Manassas, VA	1	19.25	1/25/22	86.7%	$223

Corporate Office Properties Trust
Summary of Development Projects as of 3/31/22 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 3/31/22	as of 3/31/22 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
560 National Business Parkway	Annapolis Junction, Maryland	183	100%	$66,325	$44,678	$—	3Q 22	4Q 22

Navy Support:
Expedition VII (4)	St. Mary’s County, Maryland	29	62%	9,524	8,981	6,376	1Q 22	1Q 23

Redstone Arsenal:
8000 Rideout Road (5)	Huntsville, Alabama	100	88%	27,935	26,252	6,602	2Q 21	2Q 22
8300 Rideout Road	Huntsville, Alabama	131	100%	51,100	24,468	—	4Q 22	4Q 22
8200 Rideout Road	Huntsville, Alabama	131	100%	52,100	23,510	—	4Q 22	4Q 22
6200 Redstone Gateway	Huntsville, Alabama	172	91%	54,354	22,169	—	1Q 23	1Q 23
7000 Redstone Gateway	Huntsville, Alabama	46	46%	11,477	2,644	—	1Q 23	1Q 24
300 Secured Gateway	Huntsville, Alabama	205	100%	68,262	5,337	—	1Q 24	1Q 24
Subtotal / Average		785	93%	265,228	104,380	6,602

Data Center Shells:
Oak Grove D	Northern Virginia	265	100%	91,000	44,228	—	4Q 22	4Q 22
PS A	Northern Virginia	227	100%	65,600	6,493	—	3Q 23	3Q 23
PS B	Northern Virginia	193	100%	55,000	5,545	—	4Q 23	4Q 23
Subtotal / Average		685	100%	211,600	56,266	—

Total Under Development		1,682	96%	$552,677	$214,305	$12,978

(1)Includes properties under, or contractually committed for, development as of 3/31/22.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 18,000 square feet were operational as of 3/31/22.
(5)Although classified as under development, 20,000 square feet were operational as of 3/31/22.

Corporate Office Properties Trust
Development Placed in Service as of 3/31/22
(square feet in thousands)

		Total Property		Square Feet Placed in Service	Total Space Placed in Service % Leased as of 3/31/22
	Property Segment	% Leased as of 3/31/22	Rentable Square Feet	2022
Property and Location				1st Quarter
Oak Grove C Northern Virginia	Data Center Shells	100%	265	265	100%
Expedition VII St. Mary’s County, Maryland	Navy Support	62%	29	18	100%
Total Development Placed in Service		96%	294	283	100%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 3/31/22 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	146	1,816
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	291	3,444
NoVA Defense/IT	29	1,171
Navy Support	38	64
Redstone Arsenal (2)	310	2,439
Data Center Shells	33	647
Total Defense/IT Locations	701	7,765
Regional Office	10	900
Total land owned/controlled for future development	711	8,665	$214,530

Other land owned/controlled	43	638	3,488
Land held, net	754	9,303	$218,018

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 24. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 31). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Gross Debt Balance at 3/31/22

Debt
Secured debt	3.0	3.42%	3.62%	$120,701
Unsecured debt	7.2	2.37%	2.67%	2,060,811
Total Consolidated Debt	6.9	2.43%	2.72%	$2,181,512

Fixed rate debt (3)	7.8	2.58%	2.76%	$2,121,512
Variable rate debt	1.7	1.46%	1.38%	60,000
Total Consolidated Debt				$2,181,512

Common Equity
Common Shares				112,419
Common Units (4)				1,660
Total Common Shares and Units				114,079

Closing Common Share Price on 3/31/22				$28.54
Equity Market Capitalization				$3,255,815

Total Market Capitalization				$5,437,327
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts of $234.1 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	10/8/21
Moody’s	Baa3	Stable	3/3/21
Standard & Poor’s	BBB-	Stable	3/3/21

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/22
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$160,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,309	$15,902	Feb-23
Senior Unsecured Notes					LW Redstone:
2.25% due 2026	2.25%	400,000	Mar-26		1000, 1200 & 1100 Redstone
2.00% due 2029	2.00%	400,000	Jan-29		Gateway (3)	4.47%	(4)	30,341	$27,649	Jun-24
2.75% due 2031	2.75%	600,000	Apr-31		4000 & 4100 Market Street and
2.90% due 2033	2.90%	400,000	Dec-33		8800 Redstone Gateway (2)(3)	L + 1.55%		23,000	$22,100	Mar-25	(5)
Subtotal - Senior Unsecured Notes	2.51%	$1,800,000			M Square:
					5825 & 5850 University Research
Unsecured Bank Term Loans					Court (3)	3.82%		39,991	$35,603	Jun-26
2022 Maturity	L + 1.25%	$100,000	Dec-22	(2)	5801 University Research Court (2)(3)	L + 1.45%		11,060	$10,020	Aug-26
Other Unsecured Debt	0.00%	811	May-26		Total Secured Debt	3.42%		$120,701
Total Unsecured Debt	2.37%	$2,060,811

Debt Summary
Total Unsecured Debt	2.37%	$2,060,811
Total Secured Debt	3.42%	120,701
Consolidated Debt	2.43%	$2,181,512
Net discounts and deferred financing costs		(24,728)
Debt, per balance sheet		$2,156,784

Consolidated Debt		$2,181,512
COPT’s share of unconsolidated JV gross debt		26,250
Gross debt		$2,207,762
(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 3/31/22 (continued)

(1)Revolving Credit Facility maturity of $160.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2)Includes the effect of $234.1 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 3/31/22				As of and for Three Months Ended 3/31/22
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	40.2%		Total Debt / Total Assets	< 60%	38.6%
Secured Debt / Total Assets	< 40%	2.2%		Secured Debt / Total Assets	< 40%	2.2%
Debt Service Coverage	> 1.5x	5.5x		Adjusted EBITDA / Fixed Charges	> 1.5x	5.0x
Unencumbered Assets / Unsecured Debt	> 150%	250.0%		Unsecured Debt / Unencumbered Assets	< 60%	38.7%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.4x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
Gross debt	28	$2,207,762		# of unencumbered properties		163
Adjusted book	36	$5,514,446		% of total portfolio		87%
Net debt to adjusted book ratio		39.7%		Unencumbered square feet in-service		18,580
Net debt	36	$2,187,957		% of total portfolio		84%
Net debt adj. for fully-leased development	36	$2,033,698		NOI from unencumbered real estate operations		$82,912
In-place adjusted EBITDA	10	$82,817		% of total NOI from real estate operations		95%
Net debt to in-place adjusted EBITDA ratio		6.6	x	Adjusted EBITDA from unencumbered real estate operations		$78,528
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio		6.1	x	% of total adjusted EBITDA from real estate operations		95%
Denominator for debt service coverage	35	$14,227		Unencumbered adjusted book		$5,229,533
Denominator for fixed charge coverage	35	$15,756		% of total adjusted book		95%
Adjusted EBITDA	10	$82,238
Adjusted EBITDA debt service coverage ratio		5.8	x
Adjusted EBITDA fixed charge coverage ratio		5.2	x

(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 3/31/22
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 3/31/22 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	87.0%	93.3%	$1,559	$98,025	$51,051	50%
Huntsville, Alabama:
LW Redstone Company, LLC (16 properties)	1,395	90.9%	91.9%	5,101	300,592	53,341	85%	(3)
Washington, D.C.:
Stevens Place (1 property)	188	60.6%	60.6%	692	167,047	—	95%
Total / Average	1,997	87.2%	89.3%	$7,352	$565,664	$104,392

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,343	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,204	211,781	—	85%	(3)
Total	3,552	$217,124	$—

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(4)Total assets include $79.1 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures (1)
(dollars and square feet in thousands)

Joint venture information	As of 3/31/22
COPT ownership %	10%
COPT’s investment	$39,440
# of Properties	19
Square Feet	3,182
% Occupied	100%
COPT’s share of ARR	$4,649

	As of 3/31/22
Balance sheet information	Total	COPT’s Share (2)
Operating properties, net	$679,533	$67,953
Total assets	$739,797	$73,979
Debt	$261,728	$26,173
Total liabilities	$273,673	$27,367

	Three Months Ended 3/31/22
Operating information	Total	COPT’s Share (2)
Revenue	$12,798	$1,280
Operating expenses	(1,995)	(200)
NOI and EBITDA	10,803	1,080
Interest expense	(2,323)	(232)
Depreciation and amortization	(5,715)	(526)
Net income	$2,765	$322

NOI (per above)	$10,803	$1,080
Straight line rent adjustments	(502)	(50)
Amortization of acquired above- and below-market rents	(476)	(48)
Cash NOI	$9,825	$982
(1)Includes equity method investments in three joint ventures that own and operate data center shell properties.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
NOI from real estate operations (1)
Real estate revenues	$144,260	$150,883	$146,590	$144,423	$145,164
Property operating expenses	(58,152)	(61,439)	(57,190)	(54,616)	(56,974)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,080	1,079	1,060	973	917
NOI from real estate operations	87,188	90,523	90,460	90,780	89,107
General and administrative expenses	(6,670)	(6,589)	(7,269)	(7,293)	(6,062)
Leasing expenses	(1,874)	(2,568)	(2,073)	(1,929)	(2,344)
Business development expenses and land carry costs	(783)	(1,088)	(1,093)	(1,372)	(1,094)
NOI from construction contracts and other service operations	1,550	1,195	957	906	765
Equity in loss of unconsolidated non-real estate entities	566	(2)	—	(2)	(2)
Interest and other income	1,893	1,968	1,818	2,228	1,865
Credit loss recoveries (expense) (3)	316	88	326	(193)	907
Interest expense	(14,424)	(16,217)	(15,720)	(15,942)	(17,519)
Loss on early extinguishment of debt	(342)	(41,073)	(1,159)	(25,228)	(33,166)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(232)	(237)	(238)	(235)	(239)
Income tax expense	(153)	(42)	(47)	(24)	(32)
FFO - per Nareit (1)	$67,035	$25,958	$65,962	$41,696	$32,186

Real estate revenues
Lease revenue
Fixed contractual payments	$112,620	$118,924	$114,309	$113,423	$112,425
Variable lease payments (4)	30,749	31,203	31,440	30,235	32,199
Lease revenue	143,369	150,127	145,749	143,658	144,624
Other property revenue	891	756	841	765	540
Real estate revenues	$144,260	$150,883	$146,590	$144,423	$145,164

Provision for credit losses (recoveries) on billed lease revenue	$—	$(13)	$(1)	$(5)	$—
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 32 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Discontinued operations
Revenues from real estate operations	$1,980	$8,235	$7,717	$7,204	$7,334
Property operating expenses	(971)	(4,980)	(4,462)	(3,702)	(3,698)
Depreciation and amortization associated with real estate operations	—	(1,842)	(2,804)	(2,823)	(2,821)
Gain on sale of real estate	28,564	—	—	—	—
Discontinued operations	$29,573	$1,413	$451	$679	$815

GAAP revenues from real estate operations from continuing operations	$142,280	$142,648	$138,873	$137,219	$137,830
Revenues from discontinued operations	1,980	8,235	7,717	7,204	7,334
Real estate revenues	$144,260	$150,883	$146,590	$144,423	$145,164

GAAP property operating expenses from continuing operations	$57,181	$56,459	$52,728	$50,914	$53,276
Property operating expenses from discontinued operations	971	4,980	4,462	3,702	3,698
Property operating expenses	$58,152	$61,439	$57,190	$54,616	$56,974

Depreciation and amortization associated with real estate operations from continuing operations	$34,264	$34,504	$33,807	$34,732	$34,500
Depreciation and amortization from discontinued operations	—	1,842	2,804	2,823	2,821
Real estate-related depreciation and amortization	$34,264	$36,346	$36,611	$37,555	$37,321

Gain on sales of real estate from continuing operations	$15	$25,879	$(32)	$40,233	$(490)
Gain on sales of real estate from discontinued operations	28,564	—	—	—	—
Gain on sales of real estate	$28,579	$25,879	$(32)	$40,233	$(490)

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended
	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Total interest expense	$14,424	$16,217	$15,720	$15,942	$17,519
Less: Amortization of deferred financing costs	(597)	(640)	(736)	(811)	(793)
Less: Amortization of net debt discounts, net of amounts capitalized	(605)	(615)	(567)	(520)	(542)
Less: Loss on interest rate derivatives included in interest expense	—	(221)	—	—	—
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs and amortization of net debt premium	231	237	236	236	234
Denominator for interest coverage	13,453	14,978	14,653	14,847	16,418
Scheduled principal amortization	774	950	989	959	962
Denominator for debt service coverage	14,227	15,928	15,642	15,806	17,380
Capitalized interest	1,529	1,192	1,763	1,707	1,805
Denominator for fixed charge coverage	$15,756	$17,120	$17,405	$17,513	$19,185

Common share dividends - unrestricted shares and deferred shares	$30,837	$30,814	$30,813	$30,811	$30,805
Common share dividends - restricted shares and deferred shares	93	80	70	77	97
Common unit distributions - unrestricted units	404	346	347	347	347
Common unit distributions - restricted units	65	53	52	52	51
Total dividends/distributions	$31,399	$31,293	$31,282	$31,287	$31,300

Common share dividends - unrestricted shares and deferred shares	$30,837	$30,814	$30,813	$30,811	$30,805
Common unit distributions - unrestricted units	404	346	347	347	347
Common unit distributions - dilutive restricted units	13	7	6	—	—
Dividends and distributions for payout ratios	$31,254	$31,167	$31,166	$31,158	$31,152

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	3/31/22	12/31/21	9/30/21	6/30/21	3/31/21
Total assets	$4,132,026	$4,262,452	$4,151,138	$4,052,032	$4,112,948
Accumulated depreciation	1,182,652	1,152,523	1,122,211	1,104,625	1,082,034
Accumulated depreciation included in assets held for sale	—	82,385	92,715	77,807	75,025
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	217,607	215,925	214,631	215,160	213,346
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	4,547	7,650	4,506	4,465
COPT’s share of liabilities of unconsolidated real estate JVs	27,367	27,312	27,498	27,529	27,603
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	4,328	3,744	3,161	2,578	2,043
Less: Property - operating lease liabilities	(29,729)	(29,342)	(29,630)	(29,909)	(30,176)
Less: Property - finance lease liabilities	—	—	(14)	(18)	(28)
Less: Cash and cash equivalents	(19,347)	(13,262)	(14,570)	(17,182)	(36,139)
Less: COPT’s share of cash of unconsolidated real estate JVs	(458)	(434)	(530)	(373)	(202)
Adjusted book	$5,514,446	$5,705,850	$5,574,260	$5,436,755	$5,450,919

Gross debt (page 28)	$2,207,762	$2,324,536	$2,208,923	$2,157,325	$2,257,854
Less: Cash and cash equivalents	(19,347)	(13,262)	(14,570)	(17,182)	(36,139)
Less: COPT’s share of cash of unconsolidated real estate JVs	(458)	(434)	(530)	(373)	(202)
Net debt	2,187,957	2,310,840	2,193,823	2,139,770	2,221,513
Costs incurred on fully-leased development properties	(154,259)	(162,884)	(119,981)	(171,453)	(128,032)
Net debt adjusted for fully-leased development	$2,033,698	$2,147,956	$2,073,842	$1,968,317	$2,093,481

Net debt	$2,187,957	$2,310,840	$2,193,823	$2,139,770	$2,221,513
Pro forma debt pay down from Wholesale Data Center sale proceeds	N/A	(216,000)	N/A	N/A	N/A
Pro forma net debt	2,187,957	2,094,840	2,193,823	2,139,770	2,221,513
Costs incurred on fully-leased development properties	(154,259)	(162,884)	(119,981)	(171,453)	(128,032)
Pro forma net debt adjusted for fully-leased development	$2,033,698	$1,931,956	$2,073,842	$1,968,317	$2,093,481

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in

Corporate Office Properties Trust
Definitions
evaluating and comparing the performance of reportable segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.
Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability and other adjustments included in the period that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the items noted above that we believe are not closely correlated with our operating performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
In connection with the sale on 1/25/22 of our wholesale data center, these measures and the ratios in which they are used adjust for our NOI from the property and the debt pay down resulting from its sale as of, and for the three months ended, 12/31/21. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the sale on our financial condition.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

Development Properties — Properties under, or contractually committed for, development.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating properties stably owned and 100% operational since at least 1/1/21.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT 1Q 2022 Results Exceed Guidance
_______________________________________________________________

1Q22 EPS of $0.52 and FFO per Share
of $0.58 Exceeded High-End of Guidance

1.2% Increase in Same-Property Cash NOI During Quarter Outperformed
High-End of Guidance by 20 Basis Points;
Maintain Full-Year Guidance for Change in Same-Property Cash NOI at (2%)-0%

Core Portfolio 92.2% Occupied & 94.1% Leased

283,000 SF of 100% Leased Developments Placed into Service in 1Q22

1.7 Million SF of Active Developments are 96% Leased
_______________________________________________________________

Solid Leasing

Total Leasing of 871,000 SF in the Quarter Represents Strong Start to the Year

265,000 SF of Development Leasing in 1Q is On-Track to Meet 2022 Goal of Completing 700,000 SF Goal During the Year

157,000 SF of Vacancy Leasing Represents 157% of First Quarter 5-Year Average

64% Retention Rate In-Line with Expectations;
Full-Year Retention Guidance of 70-75% Unchanged
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) April 28, 2022 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the first quarter ended March 31, 2022.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our strategy of prioritizing capital allocation and leasing efforts at our Defense/IT Locations that serve priority missions at U.S. defense installations continues to produce strong, reliable results that are not correlated to traditional office fundamentals. First quarter results represent a strong start to the year, and we remain on-track to achieve our full year operating, leasing, and FFO per share objectives. Same-property results modestly exceeded expectations, and leasing was strong in the operating and development portfolios. The 157,000 square feet of vacancy leasing we achieved exceeded our 5-year average for the quarter. Our 64% tenant retention rate in the quarter reflected the anticipated non-renewal by Transamerica at 100 Light Street, which was included in our full-year retention guidance of 70-to-75%. The 265,000 square foot data center shell lease we executed in the quarter represents nearly 40% of the 700,000 square feet of development leasing we expect to complete this year, and we anticipate a productive second quarter.” He
i

continued, “During the quarter, we placed 283,000 square feet of fully-leased developments into service and, among the 1.7 million square feet of active developments currently underway, we expect to place nearly 800,000 square feet of fully-leased projects into service for the year. Lastly, the mid-point of our full-year guidance implies 2.2% growth in FFO per share, as adjusted for comparability, reduced by roughly 2% from the dilutive sale of DC-6 during the quarter.”

Financial Highlights

1st Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.52 for the quarter ended March 31, 2022 compared to ($0.06) for the first quarter of 2021.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.58 for the first quarter of 2022 compared to $0.27 for first quarter 2021.

•FFOPS, as adjusted for comparability, was $0.58 for the first quarter of 2022 compared to $0.56 for the first quarter of 2021.

Operating Performance Highlights

Operating Portfolio Summary:
•At March 31, 2022, the Company’s 21.8 million square foot core portfolio was 92.2% occupied and 94.1% leased.

•During the quarter, the Company placed into service 283,000 square feet of developments that were 100% leased.

Same-Property Performance:
•At March 31, 2022, COPT’s 20.3 million square foot same-property portfolio was 92.0% occupied and 93.9% leased.

•For the quarter ended March 31, 2022, the Company’s same-property cash NOI increased 1.2%, over the prior year’s comparable period.

Leasing:
•Total Square Feet Leased: For the quarter ended March 31, 2022, the Company leased 871,000 square feet, including 448,000 square feet of renewals, 157,000 square feet of new leases on vacant space, and 265,000 square feet in development projects.

•Tenant Retention Rates: During the quarter ended March 31, 2022, the Company renewed 64% of expiring square feet. First quarter non-renewals included a 141,000 square foot lease expiration in the Company’s Regional Office portfolio. This non-renewal was included in management’s original full-year retention guidance of 70-75%.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter ended March 31, 2022, straight-line rents on renewals decreased 1.9%, and cash rents on renewed space decreased 5.7%. For the same time period, annual escalations on renewing leases averaged 2.6%.

•Lease Terms: In the first quarter of 2022, lease terms averaged 3.3 years on renewing leases, 6.4 years on new leasing of vacant space, and 15.0 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of 11 properties totaling 1.7 million square feet that were 96% leased at March 31, 2022. These projects represent a total estimated investment of $552.7 million, of which $214.3 million has been spent.

•Dispositions: On January 25, 2022, the Company sold 100% of COPT DC-6 (“DC-6”), the only asset in the Company’s Wholesale Data Center reporting segment, for $223 million. There was no debt on the asset.

Balance Sheet and Capital Transaction Highlights
•In January and as referenced in the preceding paragraph, the Company sold its wholesale data center for $223 million and used the proceeds to repay unsecured variable rate debt.

•For the quarter ended March 31, 2022, the Company’s adjusted EBITDA fixed charge coverage ratio was 5.2x.

•At March 31, 2022, the Company’s net debt to in-place adjusted EBITDA ratio was 6.6x and its net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 6.1x.

•At March 31, 2022, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 2.72% with a weighted average maturity of 6.9 years; additionally, 97.2% of the Company’s debt was subject to fixed interest rates.

•On April 8, 2022, the Company filed a new universal shelf registration statement with the SEC to replace its expired registration. In conjunction with this filing, the Company will also file a new prospectus supplement in May to attach its $300 million at-the-market (“ATM”) stock offering program to the new shelf registration statement.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its first quarter 2022 conference call; the presentation can be viewed and downloaded from the ‘Financial Info – Financial Results’ section of COPT’s Investors website: https://investors.copt.com/financial-information/financial-results

2022 Guidance
Management is updating its full-year guidance for EPS and FFOPS, per Nareit and as adjusted for comparability, from the prior range of $1.12-$1.20, and $2.30-$2.38, respectively, to new ranges of $1.16-$1.22, and $2.31-$2.37, respectively. Management is establishing second quarter guidance for EPS and FFOPS per Nareit and as adjusted for comparability at $0.22-$0.24 and $0.57-$0.59, respectively. Reconciliations of projected EPS to projected FFOPS, in accordance with Nareit and as adjusted for comparability are as follows:

Reconciliation of EPS to FFOPS, per Nareit, and As Adjusted for Comparability	Quarter ending		Year ending
	June 30, 2022		December 31, 2022
	Low	High	Low	High
EPS	$0.22	$0.24	$1.16	$1.22
Real estate-related depreciation and amortization	0.35	0.35	1.40	1.40
Gain on sales of real estate	—	—	(0.25)	(0.25)
FFOPS, Nareit definition and as adjusted for comparability	$0.57	$0.59	$2.31	$2.37

Conference Call Information
Management will discuss first quarter 2022 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, April 29, 2022
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)     661-378-9894
Passcode:     7286907

The conference call will also be available via live webcast in the ‘News & Events – IR Calendar’ section of COPT’s Investors website: https://investors.copt.com/news-events/ir-calendar

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, April 29, through 3:00 p.m. Eastern Time on Friday, May 13. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 7286907.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of March 31, 2022, the Company derived 90% of its core portfolio annualized rental revenue from Defense/IT Locations and 10% from its Regional Office Properties. As of the same date and including 19 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 186 properties encompassed 21.8 million square feet and was 94.1% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended March 31,
	2022	2021
Revenues
Revenues from real estate operations	$142,280	$137,830
Construction contract and other service revenues	53,200	16,558
Total revenues	195,480	154,388
Operating expenses
Property operating expenses	57,181	53,276
Depreciation and amortization associated with real estate operations	34,264	34,500
Construction contract and other service expenses	51,650	15,793
General and administrative expenses	6,670	6,062
Leasing expenses	1,874	2,344
Business development expenses and land carry costs	783	1,094
Total operating expenses	152,422	113,069
Interest expense	(14,424)	(17,519)
Interest and other income	1,893	1,865
Credit loss recoveries	316	907
Gain on sales of real estate	15	(490)
Loss on early extinguishment of debt	(342)	(33,166)
Income (loss) from continuing operations before equity in income of unconsolidated entities and income taxes	30,516	(7,084)
Equity in income of unconsolidated entities	888	222
Income tax expense	(153)	(32)
Income (loss) from continuing operations	31,251	(6,894)
Discontinued operations	29,573	815
Net Income (loss)	60,824	(6,079)
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(856)	85
Other consolidated entities	(649)	(675)
Net income (loss) attributable to COPT common shareholders	$59,319	$(6,669)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to COPT common shareholders	$59,319	$(6,669)
Amount allocable to share-based compensation awards	(181)	(170)
Redeemable noncontrolling interests	(39)	—
Numerator for diluted EPS	$59,099	$(6,839)
Denominator:
Weighted average common shares - basic	112,020	111,888
Dilutive effect of share-based compensation awards	426	—
Dilutive effect of redeemable noncontrolling interests	132	—
Weighted average common shares - diluted	112,578	111,888
Diluted EPS	$0.52	$(0.06)
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended March 31,
	2022	2021
Net income (loss)	$60,824	$(6,079)
Real estate-related depreciation and amortization	34,264	37,321
Gain on sales of real estate from continuing and discontinued operations	(28,579)	490
Depreciation and amortization on unconsolidated real estate JVs	526	454
Funds from operations (“FFO”)	67,035	32,186
FFO allocable to other noncontrolling interests	(1,042)	(1,027)
Basic FFO allocable to share-based compensation awards	(362)	(162)
Basic FFO available to common share and common unit holders (“Basic FFO”)	65,631	30,997
Redeemable noncontrolling interests	(6)	—
Diluted FFO adjustments allocable to share-based compensation awards	27	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	65,652	30,997
Loss on early extinguishment of debt	342	33,166
Diluted FFO comparability adjustments for redeemable noncontrolling interests	—	458
Diluted FFO comparability adjustments allocable to share-based compensation awards	(2)	(167)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	65,992	64,454
Straight line rent adjustments and lease incentive amortization	(3,189)	(3,357)
Amortization of intangibles and other assets included in net operating income	(372)	40
Share-based compensation, net of amounts capitalized	2,111	1,904
Amortization of deferred financing costs	597	793
Amortization of net debt discounts, net of amounts capitalized	605	542
Replacement capital expenditures	(17,358)	(12,230)
Other diluted AFFO adjustments associated with real estate JVs	39	241
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$48,425	$52,387
Diluted FFO per share	$0.58	$0.27
Diluted FFO per share, as adjusted for comparability	$0.58	$0.56
Dividends/distributions per common share/unit	$0.275	$0.275

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	March 31, 2022	December 31, 2021
Balance Sheet Data
Properties, net of accumulated depreciation	$3,580,281	$3,532,944
Total assets	4,132,026	4,262,452
Debt, per balance sheet	2,156,784	2,272,304
Total liabilities	2,414,670	2,578,479
Redeemable noncontrolling interests	26,820	26,898
Equity	1,690,536	1,657,075
Net debt to adjusted book	39.7%	40.5%

Core Portfolio Data (as of period end) (1)
Number of operating properties	186	184
Total operational square feet (in thousands)	21,849	21,553
% Occupied	92.2%	92.6%
% Leased	94.1%	94.4%

	For the Three Months Ended March 31,
	2022		2021
Payout ratios
Diluted FFO	47.6%		100.5%
Diluted FFO, as adjusted for comparability	47.4%		48.3%
Diluted AFFO	64.5%		59.5%
Adjusted EBITDA fixed charge coverage ratio	5.2	x	4.3	x
Net debt to in-place adjusted EBITDA ratio (2)	6.6	x	6.6	x
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio (3)	6.1	x	6.3	x

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,578		111,888
Weighted average common units	1,384		1,246
Anti-dilutive EPS effect of share-based compensation awards	—		261
Denominator for diluted FFO per share	113,962		113,395
Redeemable noncontrolling interests	—		940
Denominator for diluted FFO per share, as adjusted for comparability	113,962		114,335

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Represents net debt less costs incurred on properties under development that were 100% leased as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2022	2021
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,837	$30,805
Common unit distributions - unrestricted units	404	347
Common unit distributions - dilutive restricted units	13	—
Dividends and distributions for payout ratios	$31,254	$31,152

Reconciliation of GAAP net income (loss) to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA and in-place adjusted EBITDA
Net income (loss)	$60,824	$(6,079)
Interest expense	14,424	17,519
Income tax expense	153	32
Real estate-related depreciation and amortization	34,264	37,321
Other depreciation and amortization	607	555
Gain on sales of real estate	(28,579)	490
Adjustments from unconsolidated real estate JVs	758	693
EBITDAre	82,451	50,531
Loss on early extinguishment of debt	342	33,166
Net gain on other investments	(565)	—
Credit loss recoveries	(316)	(907)
Business development expenses	326	548
Adjusted EBITDA	82,238	83,338
Pro forma net operating income adjustment for property changes within period	579	166
Change in collectability of deferred rental revenue	—	124
In-place adjusted EBITDA	82,817	83,628

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$14,424	$17,519
Less: Amortization of deferred financing costs	(597)	(793)
Less: Amortization of net debt discounts, net of amounts capitalized	(605)	(542)
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	231	234
Scheduled principal amortization	774	962
Capitalized interest	1,529	1,805
Denominator for fixed charge coverage-Adjusted EBITDA	$15,756	$19,185

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended March 31,
	2022	2021
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$10,010	$7,139
Building improvements	6,832	3,628
Leasing costs	2,270	1,129
Net additions to tenant improvements and incentives	1,808	2,900
Excluded building improvements and leasing costs	(3,562)	(2,566)
Replacement capital expenditures	$17,358	$12,230

Same Properties cash NOI	$79,567	$78,650
Straight line rent adjustments and lease incentive amortization	(1,503)	1,724
Amortization of acquired above- and below-market rents	519	99
Lease termination fees, net	221	1,362
Tenant funded landlord assets and lease incentives	1,463	228
Cash NOI adjustments in unconsolidated real estate JV	83	101
Same Properties NOI	$80,350	$82,164

	March 31, 2022	December 31, 2021
Reconciliation of total assets to adjusted book
Total assets	$4,132,026	$4,262,452
Accumulated depreciation	1,182,652	1,152,523
Accumulated depreciation included in assets held for sale	—	82,385
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	217,607	215,925
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	—	4,547
COPT’s share of liabilities of unconsolidated real estate JVs	27,367	27,312
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	4,328	3,744
Less: Property - operating lease liabilities	(29,729)	(29,342)
Less: Cash and cash equivalents	(19,347)	(13,262)
Less: COPT’s share of cash of unconsolidated real estate JVs	(458)	(434)
Adjusted book	$5,514,446	$5,705,850

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	March 31, 2022	December 31, 2021	March 31, 2021
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt, per balance sheet	$2,156,784	$2,272,304	$2,207,903
Net discounts and deferred financing costs	24,728	25,982	23,701
COPT’s share of unconsolidated JV gross debt	26,250	26,250	26,250
Gross debt	$2,207,762	$2,324,536	$2,257,854
Less: Cash and cash equivalents	(19,347)	(13,262)	(36,139)
Less: COPT’s share of cash of unconsolidated real estate JVs	(458)	(434)	(202)
Net debt	$2,187,957	$2,310,840	$2,221,513
Costs incurred on fully-leased development properties	(154,259)	(162,884)	(128,032)
Net debt adjusted for fully-leased development	$2,033,698	$2,147,956	$2,093,481

Net debt	$2,187,957	$2,310,840	$2,221,513
Debt pay down from Wholesale Data Center sale proceeds	N/A	(216,000)	N/A
Pro forma net debt	$2,187,957	$2,094,840	$2,221,513
Costs incurred on fully-leased development properties	(154,259)	(162,884)	(128,032)
Pro forma net debt adjusted for fully-leased development	$2,033,698	$1,931,956	$2,093,481
x